Exhibit 99.1
Heritage Distilling Co. Announces Recent Achievements and Key Milestones for Salute Series Line of Premium Whiskeys
•First half of Q1 2025 ecommerce sales to date have surpassed all Q4 2024
•Battle of Iwo Jima 80th Anniversary limited edition bottle sold out in less than 3 weeks and is on backorder
•Company projected to be aggressive and acquire high value bourbon inventory as it comes to market
GIG HARBOR, Wash., March 06, 2025 (GLOBE NEWSWIRE) -- Heritage Distilling Company, Inc. ("HDC" or "Heritage" or the “Company”) (Nasdaq: CASK), a leading craft distiller of innovative premium brands, today announced recent achievements and key milestones for its Salute Series line of products. The Company also announced that projected revenue for fiscal year 2024 is expected to be its highest since 2021. The Company will file full year 2024 financial results on Form 10-K at the end of March 2025.
“With a successful 2024 completed, we are excited about first quarter 2025 sales momentum, especially for our new Salute Series line of specialty whiskeys and premium bourbons,” said Justin Stiefel, CEO and co-founder of Heritage Distilling Co. “We are seeing tremendous response and growing loyalty to our Salute Series brand, which is designed to honor and support active duty and retired military personnel, as well as first responders and their families. Since its launch in fourth quarter 2023, the Salute Series has sold nearly 2,000 cases overall, the majority of which were sold direct to consumer (DTC) at the highest margin we have ever achieved. Online sales of the Salute Series since launch are more than $2.4 million in just 15 months, a remarkable achieve for a new brand out of the gate. In addition, those purchases by loyal consumers have raised more than $200,000 for Heritage’s military and first responder charity partners.”
Through the first half of Q1 2025 to date, eCommerce revenues from online sales surpassed fourth quarter 2024 eCommerce revenue. Normally the fourth quarter is the strongest period of the year for most spirits brands, but Heritage’s first quarter 2025 eCommerce revenue has already outpaced fourth quarter sales results.
“Our pace of sales is practically unheard of in the spirits world for a new to consumer brand, but it’s a good indication that consumers are responding well to the Salute Series line of spirits online,” Stiefel added. “A similar example of success was the launch of the Battle of Iwo Jima 80th Anniversary limited edition bottle in January, which sold out 2,200 bottles in less than three weeks. We have generated a waiting list due to the demand for the second release of that specialty whiskey, which will be back in stock soon."
The Company is focused on repeat orders as a measure of growing brand loyalty. So far, Heritage’s data shows that for online eCommerce orders, almost 30% of the online Salute Series revenue comes from repeat buyers. Not only are the repeat customers buying more bottles, but they are also spending more when they return to shop online. The Company believes that the large number of repeat buyers for its new brand in just over a year is a significant accomplishment and a testament to the quality of the product and the importance of the mission behind the brand.
Speaking about the Company’s growth plan for the Salute Series, Stiefel provided context on current dynamics in the bourbon and whiskey industry. “Just as we are seeing broader adoption for our Salute Series line, with increasing purchases and reorders, the cost of high-quality bourbon in bulk is falling fast. More than 14 million barrels of aged bourbon are sitting in Kentucky (the most ever), with reports of a projected 3 million more barrels being laid down this year in Kentucky alone. That growing sea of bourbon must find a home. A significant number of those barrels are owned by speculators, investors and high-net-worth parties and institutions who have no brands, no labels, no distribution, no path to market, no relationship with the consumer, and no viable way to use the product for its highest and best use, which is in the bottle. Like many speculators, when the music stops, they all start scrambling for chairs.”
He continued, “Now that many of those parties are looking for exits, we have entered a bourbon arbitrage period in our favor that we could not have forecast even a year ago. Just as sales and prospects for our Salute Series are growing, the most important and expensive part of our inputs are dropping in price—high-quality bourbon carrying the premium Kentucky moniker. We believe this could allow us to get more aggressive in acquiring high value inventory as it comes to market, such as bulk deals for distributors who want to bring our premium spirits into their states, or potentially increasing our donations to partner charities if margins increase. In short, we do not see a supply shortage for premium bulk bourbon in the near term.
“As always, we thank our customers, vendors, suppliers, partners and stockholders for the faith and support they have given us as we execute on our plans,” Stiefel concluded.
About Heritage Distilling Company, Inc.
Heritage is among the premier independent craft distilleries in the United States offering a variety of whiskeys, vodkas, gins, rums and ready-to-drink canned cocktails. Heritage has been North America's most awarded craft distillery by the American Distilling Institute for ten consecutive years out of the more than 2,600 craft producers. Beyond this remarkable achievement, Heritage has also garnered numerous Best of Class, Double Gold, and Gold medals at esteemed national and international spirits competitions. As one of the largest craft spirits producers on the West Coast by revenue, the company is expanding its presence nationwide through a diverse range of sales channels, including wholesale, on-premises venues, e-commerce and the innovative Tribal Beverage Network (TBN). The TBN initiative, a groundbreaking collaboration with Native American tribes, focuses on developing Heritage-branded distilleries, unique tribal brands and tasting rooms tailored to tribal communities. By serving patrons of tribal casinos and entertainment venues, the TBN creates meaningful economic and social benefits for participating tribes, while providing an additional avenue for tribes to exercise and strengthen their sovereignty. This unique partnership reflects Heritage’s commitment to innovation, community engagement and sustainable growth.
Forward-Looking Statements
This press release contains forward-looking statements, including statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as "aims," "anticipates," "believes," "could," "estimates," "expects," "forecasts," "goal," "intends," "may," "plans," "possible," "potential," "seeks," "will," and variations of these words or similar expressions that are intended to identify forward-looking statements. Any such statements in this press release that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements include, without limitation, statements regarding anticipated results or benefits anticipated from awards or accolades received for Heritage’s products and the implications that may come from it.
Any forward-looking statements in this press release are based on Heritage’s current expectations, estimates and projections only as of the date of this release and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risks of slowing growth for its online eCommerce sales, interruptions in that market segment, or the availability and pricing of bulk bourbon for its products. These and other risks concerning Heritage’s programs and operations are described in additional detail in its registration statement on Form S-1, and its quarterly 10-Q filings, which are on file with the SEC. Heritage explicitly disclaims any obligation to update any forward-looking statements except to the extent required by law.
Investor Contact
ir@heritagedistilling.com